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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                               NOVEMBER 23, 1994
                Date of Report (Date of earliest event reported)


                                 PNC BANK CORP.
             (Exact name of registrant as specified in its charter)



         PENNSYLVANIA                     1-9718                 25-1435979
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


                                 ONE PNC PLAZA
                          FIFTH AVENUE AND WOOD STREET
                        PITTSBURGH, PENNSYLVANIA  15265
               (Address of principal executive offices) (Zip Code)


                                 (412) 762-3900
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

     On or about November 23, 1994, two purported class action lawsuits were commenced in the United States District Court for the Western District of Pennsylvania against PNC Bank Corp. (the "Corporation") and Thomas H. O'Brien (the Corporation's Chairman and Chief Executive Officer) and, in one case, Robert L. Haunschild (the Corporation's Senior Vice President and Chief Financial Officer), alleging purported violations of federal securities laws relating to disclosures regarding the Corporation's net interest income, interest rate risk, future prospects and related matters, and seeking, among other things, unquantified damages on behalf of purchasers of the Corporation's securities during specified portions of 1994. The Corporation believes there are meritorious defenses to these lawsuits and intends to defend them vigorously.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                PNC BANK CORP.
                                                (Registrant)



Date:  December 7, 1994                        By ROBERT L. HAUNSCHILD
                                                  -------------------------
                                                  Robert L. Haunschild
                                                  Senior Vice President and
                                                  Chief Financial Officer






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